As filed with the Securities and Exchange Commission on December 10, 1998
                                                      Registration No. 333-61139


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                          ----------------------------



                VIRGINIA                               54-1387365
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

                                500 Volvo Parkway
                              Chesapeake, VA 23320
                                 (757) 321-5000
                        (Address and telephone number of
                registrant's principal executive offices)


             Step Ahead Investments, Inc. Long-Term Incentive Plan; Dollar Tree Stores, Inc. 1998 Special Stock Option Plan
                            (Full title of the plans)


             H. RAY COMPTON                             with a copy to:
        Dollar Tree Stores, Inc.                      WILLIAM A. OLD, JR.
            500 Volvo Parkway                       Hofheimer Nusbaum, P.C.
          Chesapeake, VA 23320                  999 Waterside Drive, Suite 1700
             (757) 321-5000                         Norfolk, Virginia 23510
   (Name, address and telephone number                  ( 757) 622-3366
          of agent for service)

* Filed as a Post-Effective Amendment on Form S-8 to such Registration Statement pursuant to the procedure described herein. See "Explanatory Note."

                                EXPLANATORY NOTE

     Dollar Tree Stores, Inc. ("Dollar Tree") hereby amends its Registration Statement on Form S-4 (No. 333- 61139), effective November 10, 1998 (the "S-4 Registration Statement"), by filing this Post-Effective Amendment on Form S-8 relating to:

     (i) 324,000 shares of common stock of Dollar Tree ("Dollar Tree Common Stock") issuable upon exercise of outstanding stock options ("Assumed Stock Options") granted under Step Ahead Investments, Inc. Long-Term Incentive Plan, as amended (the "LTIP"), and

     (ii) 165,000 shares of Dollar Tree Common Stock issuable upon exercise of stock options ("Special Options") granted pursuant to the Dollar Tree Stores, Inc. 1998 Special Stock Option Plan (the "Special Plan") to continuing employees of Step Ahead Investments, Inc. ("Step Ahead") and to a consultant to Dollar Tree.

The Assumed Stock Options and the Special Options are herein collectively referred to as the "Stock Options." The shares of Dollar Tree Common Stock issuable upon the exercise of the Stock Options were registered under the S-4 Registration Statement. Dollar Tree is also registering hereby such indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions pursuant to the terms of the LTIP and the Special Plan.

On December 10, 1998, Dollar Tree West, Inc., a California corporation and a wholly owned subsidiary of Dollar Tree, merged with and into Step Ahead (the "Merger"). As a result of the Merger, (i) Step Ahead became a wholly owned subsidiary of Dollar Tree, (ii) each then outstanding share of common and preferred stock of Step Ahead ("Step Ahead Common Stock") was converted into the right to receive 1.1212 shares of Dollar Tree Common Stock, and (iii) each outstanding Assume Stock Option, whether vested or unvested, was assumed by Dollar Tree and now constitutes an option to acquire, on the same terms and conditions as were applicable under such Assumed Stock Option prior to the Merger, the number (rounded to the nearest whole number) of shares of Dollar Tree Common Stock as the holder of such Assumed Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Assumed Stock Option in full immediately prior to the effective time of the Merger. As a result of the Merger, all unvested Assumed Stock Options also became vested.

     Prior to the Merger, the shares of Step Ahead Common Stock issuable upon exercise of the Assumed Stock Options were not registered.

     Also on December 10, 1998, Dollar Tree granted the Special Options, consisting of options to purchase an aggregate of 165,000 shares of Dollar Tree Common Stock to four employees of Step Ahead and one former employee of Step Ahead, pursuant to the terms of stock option agreements between Dollar Tree and each individual.

     The designation of this Post-Effective Amendment as Registration No. 333-61139 denotes that this Post- Effective Amendment relates only to shares of Dollar Tree Common Stock issuable upon exercise of the Assumed Stock Options and the New Options and that this is the first Post-Effective Amendment to the S-4 Registration Statement. The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission by the Registrant pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), (Commission 1934 Act File No. 0-25464) are incorporated by reference herein:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "1997 Dollar Tree Form 10-K");

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

     (c) The Registrant's Current Reports on Form 8-K dated June 29, 1998, July 22, 1998, October 5, 1998, October 20, 1998 and December 7, 1998; and

     (d)  Description  of  the  Registrant's   Common  Stock  contained  in  the
          Registrant's Registration Statement on Form 8-A filed with the Commission on March 6, 1995.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


                                       2-1

Item 4.  Description of Securities

     (Not Applicable. See Item 3(d).)

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Certain legal matters in connection with the Dollar Tree Common Stock offered hereby have been passed upon for the Company by Hofheimer Nusbaum, P.C.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The information required by this item is hereby incorporated herein by this reference to the Registrant's Registration Statement on Form S-1 (Registration No. 33-88502), as amended, initially filed with the Commission on January 13, 1995.

Item 7.  Exemption From Registration Claimed

     (Not applicable)

Item 8.  Exhibits

       EXHIBIT NO.       DESCRIPTION
         4.1             Step Ahead Investments, Inc. Long Term Incentive Plan,
                         as amended.

         4.2 Form of Step Ahead Investments, Inc. Incentive Stock Option Agreement.

         4.3 Form of Step Ahead Investments, Inc. Nonstatutory Stock Option Agreement.

         4.4             Dollar Tree Stores, Inc. 1998 Special Stock Option
                         Plan.

         4.5 Dollar Tree Stores, Inc. Nonqualified Stock Option Agreement with Gary Cino.

         4.6 Form of Dollar Tree Stores, Inc. Nonqualified Stock Option Agreement with William Coyle, Eric Stauss, Eric Leon and Anthony Leon.

         5.1*            Opinion of Hofheimer Nusbaum, P.C.

         23.1* Consent of Hofheimer Nusbaum, P.C. (included in the opinion filed as Exhibit 5.1).

         23.2            Consent of KPMG Peat Marwick LLP.

         24.1* Power of Attorney (included on Page II-6 of this Registration Statement as originally filed).

 ----------------
* Previously filed.

                                        2-2

ITEM 9.  UNDERTAKINGS

     (a) The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any  material  information  with  respect to  the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                       2-3

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                        2-4

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post- effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on the 10th day of December, 1998.

                        DOLLAR TREE STORES, INC.


                        By         /s/ Frederick C. Coble
                                 --------------------------------------------
                                 Frederick C. Coble
                                 Sr. Vice President, Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                    TITLE                             DATE

             *               Chairman of the Board; Director   December 10, 1998
-----------------------
    J. Douglas Perry

             *               President and Chief Executive     December 10, 1998
-----------------------          Officer; Director (principal
  Macon F. Brock, Jr.            executive officer)

             *               Executive Vice President;         December 10, 1998
-----------------------          Secretary; Treasurer and
    H. Ray Compton               Director

/s/ Frederick C. Coble       Senior Vice President and Chief   December 10, 1998
-----------------------          Financial Officer (principal
    Frederick C. Coble           financial and accounting
                                 officer)

             *               Vice Chairman; Director           December 10, 1998
-----------------------
    John F. Megrue

             *               Director                          December 10, 1998
-----------------------
    Allan W. Karp

             *               Director                          December 10, 1998
-----------------------
    Thomas A. Saunders, III


                                      2-5

             *               Director                          December 10, 1998
-----------------------
    Alan L. Wurtzel

             *               Director                          December 10, 1998
-----------------------
    Frank Doczi



By:/s/ Frederick C. Coble    As attorney in fact               December 10, 1998
   -----------------------
    Frederick C. Coble


                                        2-6

                                 EXHIBIT INDEX

       EXHIBIT NO.       DESCRIPTION
         4.1             Step Ahead Investments, Inc. Long Term Incentive Plan,
                         as amended.

         4.2 Form of Step Ahead Investments, Inc. Incentive Stock Option Agreement.

         4.3 Form of Step Ahead Investments, Inc. Nonstatutory Stock Option Agreement.

         4.4             Dollar Tree Stores, Inc. 1998 Special Stock Option
                         Plan.

         4.5 Dollar Tree Stores, Inc. Nonqualified Stock Option Agreement with Gary Cino.

         4.6 Form of Dollar Tree Stores, Inc. Nonqualified Stock Option Agreement with William Coyle, Eric Stauss, Eric Leon and Anthony Leon.

         5.1*            Opinion of Hofheimer Nusbaum, P.C.

         23.1* Consent of Hofheimer Nusbaum, P.C. (included in the opinion filed as Exhibit 5.1).

         23.2            Consent of KPMG Peat Marwick LLP.

         24.1* Power of Attorney (included on Page II-6 of this Registration Statement as originally filed).


-----------------

* Previously filed.


                                       2-7